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                                                                     EXHIBIT 8.1





July 14, 2006
                                                    Mayer, Brown, Rowe & Maw LLP
                                                           71 South Wacker Drive
                                                    Chicago, Illinois 60606-4637

                                                         Main Tel (312) 782-0600
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                                                          www.mayerbrownrowe.com


Volkswagen Auto Lease Underwritten Funding, LLC
3800 Hamlin Road
Auburn Hills, Michigan 48326

Re:  Volkswagen Auto Lease Underwritten Funding, LLC
     Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as special federal tax counsel for Volkswagen Auto Lease Underwritten Funding, LLC, a Delaware limited liability company (the "Company"), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates"). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a common law trust or a statutory trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee or a limited liability company (each, an "LLC") to be formed pursuant to a Limited Liability Company Agreement (each an "LLC Agreement") by the Company. For each series, the Notes will be issued pursuant to an Indenture (the "Indenture") between the related Trust or LLC, as the case may be, and an indenture trustee and the Certificates will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement.

         In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Underwriting Agreement, the forms of Indenture (including the form of Notes included as an exhibit thereto), the form of Pooling and Servicing Agreement (including the form of Certificates included as an exhibit thereto), the forms of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of LLC Agreement, the form of Receivables Purchase Agreement, the form of Sale and Servicing Agreement, the form of SUBI Sale Agreement, the form of SUBI Transfer Agreement, the form


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MAYER, BROWN, ROWE & MAW LLP


July 14, 2006
Page 2


of Transaction SUBI Supplement to Trust Agreement, the form of Transaction SUBI Supplement to Amended and Restated Servicing Agreement, the form of Interest Rate Swap Agreement and the forms of Administration Agreement (collectively, the "Operative Documents"). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

         Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as federal tax counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectuses and in the forms of Prospectus Supplement (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions "Summary of Terms--Tax Status" and "Material Federal Income Tax Consequences" (as modified by the statements, if any, set forth under those same headings in the related Prospectus Supplement) accurately reflect our opinion.

         We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours,



                                            /s/ Mayer, Brown, Rowe & Maw LLP
                                            MAYER, BROWN, ROWE & MAW LLP